Exhibit 5.1

iTonic Holdings Ltd	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/504496.00002

5 February 2026

iTonic Holdings Ltd (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (including its exhibits, the Registration Statement), to be filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act) to date relating to the registration of up to US$200,000,000 of the following securities to be issued by the Company from time to time (together, the Securities):

(a)	Class A Ordinary Shares of par value US$0.0001 each in the capital of the Company (the Ordinary Shares);

(b)	preferred shares to be created in the capital of the Company (the Preferred Shares and together with the Ordinary Shares, the Equity Securities);

(c)	warrants to purchase the Ordinary Shares, Preferred Shares or Debt Securities (the Warrants) pursuant to an applicable warrant agreement (the Warrant Agreement) and the warrant certificate (the Warrant Certificate together with the Warrant Agreement, the Warrant Documents) to be entered into by the Company and any warrant agent;

(d)	debt securities including debt securities exchangeable for or convertible into Ordinary Shares which the Company may issue from time to time (together, the Debt Securities) pursuant to the applicable indenture to be entered into by the Company (the Indenture) and the form of debt security (the Debt Security together with the Indenture the Debt Documents);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Rachel Huang** Janice Chu** Zhao Rong Ooi† Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales † admitted in Singapore ‡ not ordinarily resident in Hong Kong

(e)	rights to purchase Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities, Units or other securities of the Company (the Rights) pursuant to a rights agreement (the Rights Agreement) and the rights certificate (the Rights Certificate together with the Rights Agreement, the Rights Documents) to be entered into among the Company and the rights agent;

(f)	depositary shares representing a fraction of a share of a particular series of the Ordinary Shares (Depositary Shares) pursuant to deposit agreements to be entered into by the Company (the Deposit Agreements); and

(g)	units comprising any combination of the foregoing Securities (the Units) pursuant to a unit agreement (the Unit Agreement) and the unit certificate (the Unit Certificate together with the Unit Agreement, the Unit Documents) to be entered into between the Company and the unit agent.

The Indenture, Warrant Documents, Rights Documents, Deposit Agreements and Unit Documents are referred to herein collectively as Governing Documents.

The Warrants, the Debt Securities, the Rights and the Units are collectively referred to herein as Non-Equity Securities.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Securities.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 2 November 2022 issued by the Registrar of Companies of the Cayman Islands (the Registrar) and the certificate of incorporation on change of name of the Company dated 23 December 2025 issued by the Registrar;

(b)	the third amended and restated memorandum and articles of association of the Company adopted by way of a special resolution passed by the shareholders at the annual general meeting held on 19 December 2025 (the Memorandum and the Articles);

(c)	a certificate of good standing dated 4 February 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company (the Register);

(e)	a certificate dated the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 5 February 2026 (the Board Resolutions); and

(f)	the Registration Statement.

We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to above.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 1 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Issuance of Ordinary Shares

(b)	With respect to the Ordinary Shares, when:

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Ordinary Shares and all related matters;

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made, or (B) if such Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Ordinary Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Ordinary Shares) received; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares, in each case in accordance with the Memorandum and Articles,

the Ordinary Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(c)	With respect to the Preferred Shares, when:

(i)	the Board and the Company has taken all necessary corporate action to approve the creation, issuance and the terms of the Preferred Shares, the terms of the offering of the Preferred Shares and other any related matters;

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made, or (B) if such Preferred Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Preferred Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Preferred Shares) received; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Preferred Shares, in each case in accordance with the Memorandum and Articles,

the Preferred Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(d)	With respect to the Underlying Shares (as defined in paragraph 23 of Schedule 1) to be issued, when:

(i)	the Board and the Company has taken all necessary corporate action to approve the creation, issuance and the terms of the Underlying Shares, the terms of the issuance of the Underlying Shares and other any related matters, including, without limitation, (if necessary) the amendment to the authorised share capital of the Company by the creation of the Underlying Shares and the amendment to the Memorandum and Articles reflecting the creation of such Underlying Shares and setting out the terms, rights and obligations of such Underlying Shares;

(ii)	the provisions of the Deposit Agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Underlying Shares) has been made; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Underlying Shares to the Depositary, in each case in accordance with the Memorandum and Articles,

the Underlying Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Issuance of Debt Securities

(e)	With respect to the Debt Securities to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and all related matters;

(ii)	the Debt Document relating to the Debt Securities shall have been duly authorized and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder; and

(iii)	the Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the applicable Debt Document relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, the Debt Securities will have been duly executed, issued and delivered.

Valid Issuance of Warrants

(f)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and all related matters;

(ii)	a Warrant Document relating to the Warrants shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and

(iii)	the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Document relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Rights

(g)	With respect to the Rights to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and all related matters;

(ii)	a Rights Document relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent thereunder; and

(iii)	the certificates representing the Rights shall have been duly executed, countersigned, issued, registered and delivered in accordance with the Rights Document relating to the Rights, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Rights will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Units

(h)	With respect to each issue of Units, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and all related matters;

(ii)	a Unit Document relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent thereunder;

(iii)	in respect of any Warrants which are components of the Units, a Warrant Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units;

(iv)	in respect of any Debt Securities which are components of the Units, the Debt Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(v)	in respect of any Ordinary Shares which are components of the Units, valid entry has been made in the register of members of the Company reflecting such issuance of the Ordinary Shares, in each case in accordance with the Memorandum and Articles; and

(vi)	the Units and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Document relating to the Units, (B) the applicable Warrant Document relating to any Warrants which are components of the Units, (C) the applicable Debt Document relating to any Debt Securities which are components of the Units, (D) the Memorandum and Articles and (E) the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein (being, in respect of the Ordinary Shares which are components of the Units, not less than the par value of such Ordinary Shares), the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents and the Governing Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Documents or any of the Governing Documents, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Documents, the Governing Documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Registration Statement and/or the Governing Documents will result in the breach of or infringe any other agreement, deed or document entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion the phrase “non-assessable” means, with respect to the Ordinary Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on such Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

4.6	We have not reviewed the Governing Documents and our opinions are qualified accordingly.

4.7	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.

4.8	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Governing Documents and the Non-Equity Securities and enforce the remainder of the Governing Documents and the Non-Equity Securities or the transaction of which such provisions form a part, notwithstanding any express provisions in any Governing Document in this regard.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier

Ogier

Schedule 1

Assumptions

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate, the Memorandum and Articles, the Register and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	All copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

6	The Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated therein which has not been properly disclosed in the Board Resolutions.

7	Neither the directors and shareholders of the Company have taken, and will not prior to the execution of the Governing Documents or issuance of any Security take, any steps to wind up the Company or to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets. Furthermore, the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due.

8	The Company will issue the Securities in furtherance of its objects as set out in its Memorandum and will be of commercial benefit to the Company.

9	The Company will have sufficient authorised share capital to effect the issue of any of the Ordinary Shares and/or the Preferred Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities.

10	Upon the issue of any Ordinary Shares and/or Preferred Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

11	Each of the parties to the Governing Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws. Any individuals who are parties to the Governing Documents, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Governing Document, sign such documents and give such information.

12	Each Governing Document and the Non-Equity Securities have been, or will be, duly authorised, executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised by the Board.

13	In authorising the execution and delivery of the Documents and the Governing Documents by the Company, the exercise of its rights and performance of its obligations under such documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

14	The applicable Governing Documents will be governed by and construed in accordance with the laws of New York and will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of New York and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

15	The choice of the laws of the State of New York as the governing law of the Governing Documents has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

16	No monies paid to or for the account of any party in respect of the Securities under the Governing Documents represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised), and the Terrorism Act (Revised) respectively) and none of the parties to the Documents or the Governing Documents is acting or will act in relation to the transactions contemplated by such documents, in a manner inconsistent with United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by orders of His Majesty in Council.

17	The Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of a duly authorised, executed and delivered applicable Governing Document and the Non-Equity Securities will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

18	The form and terms of any and all Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands.

19	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Governing Documents nor the exercise by any party to the Governing Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

20	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Governing Documents or the transactions contemplated by Governing Documents or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorised, executed and delivered Governing Documents.

21	The Company has obtained, or will obtain prior to execution, all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the Governing Documents. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

22	All necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.

23	With respect to any Preferred Shares to be issued underlying the Depositary Shares (the Underlying Shares), we have further assumed that (i) the Underlying Shares will be issued pursuant to a duly authorised, executed and delivered Deposit Agreement and (ii) the execution and delivery of the Deposit Agreement has been duly authorised by the Company and does not contravene the memorandum and articles of association then in effect or the laws of the Cayman Islands.

24	All necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof) and the terms of the offering of such Securities thereof and ant other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.

25	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Security and none of the Securities have been offered or issued to residents of the Cayman Islands;

26	There is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

27	The term “enforceable” means that the relevant obligations are of a type that the courts of the Cayman Islands will ordinarily enforce, but it does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation:

(a)	enforcement may be limited by insolvency or similar laws affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. In particular, equitable remedies, such as specific performance and injunction, will only be granted by a court in its discretion and may not be available where the court considers damages to be an adequate remedy;

(c)	a claim may be barred by statutes of limitation, or it may be or become subject to defences of set-off, abatement, laches or counterclaim and the doctrines of estoppel, waiver, election, forbearance or abandonment;

(d)	a court may refuse to allow unjust enrichment;

(e)	a person who is not a party to the Governing Document that is governed by Cayman Islands law may not have the benefit of and may not be able to enforce its terms except to the extent that the relevant Document expressly provides that the third party may, in its own right, enforce such rights (subject to and in accordance with the Contracts (Rights of Third Parties) Law, 2014);

(f)	enforcement of an obligation of a party under a Governing Document may be invalidated or vitiated by reason of fraud, duress, misrepresentation or undue influence or it may be limited by Cayman Islands law dealing with frustration of contracts;

(g)	a provision of a Governing Document that fetters any statutory power of a Cayman Islands’ company, such as a provision restricting the company’s power to commence its winding up, to alter its memorandum and articles of association or to increase its share capital, may not be enforceable;

(h)	the effectiveness of a provision in a Governing Document releasing a party from a liability or duty otherwise owed may be limited by law;

(i)	a court will not enforce a provision of a Governing Document to the extent that it may be illegal or contrary to public policy in the Cayman Islands or purports to bar a party unconditionally from, seeking any relief from the courts of the Cayman Islands or any other court or tribunal chosen by the parties;

(j)	a provision of a Governing Document that is construed as being penal in nature, in that it provides that a breach of a primary obligation results in a secondary obligation that imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation, will not be enforceable (and we express no opinion as to whether such a provision is proportionate);

(k)	a court may refuse to give effect to a provision in a Governing Document (including a provision that relates to contractual interest on a judgment debt) that it considers usurious;

(l)	a court may not enforce a provision of a Governing Document to the extent that the transactions contemplated by it contravene economic or other sanctions imposed in respect of certain states or jurisdictions by a treaty, law, order or regulation applicable to the Cayman Islands;

(m)	a court may refuse to give effect to a provision in a Governing Document that involves the enforcement of any foreign revenue or penal laws;

(n)	where a contract provides for the payment of legal fees and expenses incurred by a party to that contract in enforcing the contract, a party who succeeds in enforcing the contract is entitled to recover by court judgment the amount of the legal fees and expenses found to be due under the terms of the contract. In all other cases, costs of legal proceedings can only be recovered from another party to the proceedings by a court order, which is a matter for the discretion of the court, and such costs are liable to taxation (assessment by the court); and

(o)	enforcement or performance of any provision in a Governing Document which relates to a Relevant Interest may be prohibited or restricted if any such Relevant Interest is or becomes subject to a Restrictions Notice.

28	A court may determine in its discretion the extent of enforceability of a provision of a Governing Document that provides for or requires, as the case may be:

(a)	severability of any provision of a Governing Document held to be illegal or unenforceable;

(b)	any calculation, determination or certificate to be conclusive or binding, including if that calculation, determination or certificate is fraudulent or manifestly inaccurate or has an unreasonable or arbitrary basis;

(c)	the vesting in a party of a discretion or of a power to determine a matter in its opinion, if that discretion is exercised unreasonably or the opinion is not based on reasonable grounds; or

(d)	written amendments or waivers of the Governing Documents if a purported amendment or waiver is effected by oral agreement or course of conduct,

and we express no opinion on any provisions of that type.

Date: 5 February, 2026

Ogier

Floor 11 Central Tower

28 Queen’s Road Central

Central

Hong Kong

Director’s Certificate

iTonic Holdings Ltd (the Company)

You have been requested to provide a legal opinion in connection with the Company (the Opinion). I acknowledge that your Opinion will be given in reliance upon the information set out in this certificate. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion.

I hereby certify that as at the date hereof:

1	you have been provided by us with true and complete copies of:

(a)	the certificate of incorporation of the Company dated 2 November 2022 issued by the Registrar of Companies of the Cayman Islands (the Registrar) and the certificate of incorporation on change of name of the Company dated 23 December 2025 issued by the Registrar;

(b)	the Memorandum and Articles;

(c)	the Good Standing Certificate;

(d)	the Register;

(e)	the Board Resolutions; and

(f)	the Registration Statement;

2	the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

3	no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the Shareholders) to wind up the Company;

4	the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator, restructuring officer or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

5	the powers and authority of the Directors as set out in the Memorandum and Articles have not been varied or restricted by resolution or direction of the Shareholders;

6	the Board Resolutions have been duly signed by all the Directors and were passed in accordance with the Company’s articles of association;

7	each of the Directors and their alternates has disclosed to the Company all of his or her direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

8	the Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Directors relating to the matters referred to therein;

9	prior to, at the time of, and immediately following execution of the documents approved in, the Board Resolutions (the Documents), the Company was able to pay its debts as they fell due and it entered into the Documents for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

10	the Company has no direct or indirect interest in Cayman Islands real property;

11	the Directors consider the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Board Resolutions;

12	the Ordinary Shares to be issued pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members;

13	the Company will have sufficient authorised share capital to effect the issue of any of the Ordinary Shares and/or the Preferred Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;

14	upon the issue of any Ordinary Shares and/or Preferred Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

15	none of the transactions contemplated by the Document relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person that are subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands; and

16	no invitation has been or will made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares.

I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue your legal opinion unless I shall have personally notified you to the contrary.

Yours faithfully

For and on behalf of
iTonic Holdings Ltd

iTonic Holdings Ltd

Registered Company No. 395348

(the Company)

Written resolutions by the directors of the Company dated ___5 February 2026____

We, the undersigned, being all the directors of the Company for the time being (the Directors and each a Director), DO HEREBY CONSENT TO THE ADOPTION OF THE FOLLOWING RESOLUTIONS as resolutions of the directors of the Company:-

1	Disclosure of Interest

1.1	By signing these resolutions, each of the Directors confirms that he or she has properly and duly disclosed all of his or her interests as required to be disclosed in relation to all matters being resolved herein pursuant to the memorandum and articles of association of the Company then currently in effect and/or otherwise required by any applicable law.

1	Registration Statement

1.1	It is noted that the Company is preparing to file a registration statement on Form F-3 with the Securities and Exchange Commission (SEC) under the United States Securities Act of 1933 (the Act), as amended (such registration statement including all filed amendments or supplements to such form filed the Registration Statement), related to the offering (the Offering) and sale of up to an aggregate amount of USD200,000,000 of securities of the Company (the Securities) which Securities may consist of one or more of the following, in amounts, at prices and on terms to be determined at or prior to the time of an Offering:

(a)	Class A Ordinary Shares of par value USD0.0001 each in the capital of the Company (the Class A Ordinary Shares);

(b)	preferred shares to be created in the capital of the Company (the Preferred Shares and together with the Class A Ordinary Shares, the Equity Securities);

(c)	warrants to purchase the Class A Ordinary Shares, Preferred Shares or Debt Securities (the Warrants) pursuant to an applicable warrant agreement (the Warrant Agreement) and the warrant certificate (the Warrant Certificate) to be entered into by the Company and any warrant agent;

(d)	debt securities including debt securities exchangeable for or convertible into Ordinary Shares which the Company may issue from time to time (together, the Debt Securities) pursuant to the applicable indenture to be entered into by the Company (the Indenture);

(e)	rights to purchase Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities. Units or other securities of the Company (the Rights) pursuant to a rights agreement (the Rights Agreement) and the rights certificate (the Rights Certificate) to be entered into among the Company and the rights agent;

(f)	depositary shares representing a fraction of a share of a particular series of our Class A Ordinary Shares (Depositary Shares); and

(g)	units comprising any combination of the foregoing Securities (the Units) pursuant to a unit agreement (the Unit Agreement) and the unit certificate (the Unit Certificate) to be entered into between the Company and the unit agent.

1.2	A copy of the Registration Statement is attached hereto as Appendix 1.

2	Resolutions

1.1	IT IS RESOLVED THAT, after due consideration,

(a)	it is in the best interests and of commercial benefit for the Company to proceed with the Offering;

(a)	the proposed Offering of Securities from time to time as described in the Registration Statement be and hereby is approved;

(b)	the form and contents of the Registration Statement be and are hereby approved and that it is in the best interests of, and commercial benefit to, the Company to approve the Offering and the Registration Statement:

(c)	any Class A Ordinary Shares to be offered pursuant to a prospectus are hereby authorized and approved and, when allotted, issued and paid for as contemplated in the prospectus, will be validly issued, fully paid and non-assessable;

(d)	any one director has authority to increase the number of Securities to be offered from the number set out in the Registration Statement to such number as such person shall in his or her absolute discretion think fit;

(b)	the Board hereby authorizes, empowers and directs any Director and/or officer of the Company (each, individually, an Authorized Person and collectively, the Authorized Persons) to proceed with the Offering of up to US$200 million of the Company’s Securities, including without limitation, any Equity Securities, Warrants, Debt Securities, Rights, Depositary Shares and Units of the Company’s Securities, as may be determined in the future pursuant to the Registration Statement at an offering price and such other terms and provisions as may be determined from time to time by the Board in connection with a placement agent or underwriter(s), provided that no Equity Securities shall be offered at an offering price or convertible from Securities below its par value, if any;

(c)	the Board instructs any Authorized Person to file the Registration Statement, for and on behalf of the Company, with the Commission,. and to make one or more amendments to the Registration Statement as the Authorized Persons and any of them may deem necessary or appropriate, and to file the same with such other federal, state or foreign authorities as they, or any of them, may in their sole discretion deem appropriate; it being understood that the Authorized Persons shall be permitted to make such changes to the Registration Statement as may be required by law, or may be suggested by the Company’s legal counsel, underwriters, or independent auditors; and any Authorized Person and/or the secretary of the Company is instructed to attach a copy of such Registration Statement to these written resolutions;

(d)	each Authorized Person be and is hereby authorized and empowered and directed to cause the Registration Statement to be declared effective at a time to be determined hereafter by the Authorized Person;

(e)	subject to the Company having sufficient authorized, but unissued share capital of the Company to allow for the issuance of the Class A Ordinary Shares:

(i)	the issuance of the Class A Ordinary Shares pursuant to the Registration and Offering be and are hereby approved;

(ii)	the issuance of the underlying Class A Ordinary Shares pursuant to the terms of and/or upon the due exercise of the Depository Shares, Debt Securities, Warrants, Rights and Units (the Underlying Securities Shares) in accordance with the respective Agreements (as defined below) be and are hereby approved;

(iii)	the Company shall reserve sufficient number of Class A Ordinary Shares for issuance under the Offering; and

(iv)	(A) upon receipt of the full payment of the consideration set forth in the relevant document(s) or agreement(s) approved in connection with the issuance of the Class A Ordinary Shares and/or the Underlying Securities Shares (the Issuance Documents) and (B) no requirement to pay additional consideration is contained in any other document and (C) all of conditions or requirements set forth in the Issuance Documents and any other relevant resolutions of the Board and/or the Company has been duly satisfied, any Authorized Person and/or the share transfer agent of the Company be and is hereby authorized to update the listed register of members of the Company to reflect the issuance of the Class A Ordinary Shares and/or the Underlying Securities Shares, in which case such Class A Ordinary Shares and/or the Underlying Securities Shares shall be validly issued, fully paid, and non-assessable; and

(f)	the Securities. when issued and delivered by the Company, at a price per share (or price per other applicable denomination for Securities other than shares) to be fixed and determined by the Board (provided that no shares of the Company shall be issued at below its par value), shall be, and shall be deemed to be, duly authorized and validly issued, such determination to be conclusively evidenced by the execution and delivery thereof:

(g)	the Authorized Persons are, and each of them with the full authority to act without the others hereby is, authorized, in the name and on behalf of the Company, to

(i)	negotiate, execute and deliver any agreements (whether under hand or by way of a deed) or other forms of instruments (including, without limitation, the Indenture for the Debt Securities, the Warrant Agreement, the Deposit Agreement, the Rights Agreement and the Unit Agreement) (collectively, the Agreements) on behalf of the Company, and in such form and containing such customary provisions as such Authorized Person shall approve, with such amendments and additions thereto as such Authorized Person shall in his or her absolute discretion and sole opinion deem necessary or appropriate, such approval to be conclusively evidenced by the execution and delivery of the Agreements by the Company;

(ii)	take, or cause to be taken, all actions necessary or desirable to effect the listing and trading of the Securities on the NASDAQ Capital Markets and making appropriate filings with the Financial Industry Regulatory Authority, including the preparation, execution, and filing on behalf of the Company of an additional listing application, a new listing application and any other document as they, he or she with the advice of the Company’s legal counsel may deem necessary or desirable, the execution and filing by such Authorized Person to be conclusive evidence that they, he or she deemed such document to be necessary or desirable, and the payment by the Company of filing, listing, or application fees; and

(iii)	take or cause to be taken any and all such further actions, to execute and deliver all such other instruments and documents, to incur and pay all such fees and expenses, and to engage such persons as such Authorized Person shall, in his, her or their discretion, determine to be necessary, proper or desirable to carry out fully the intent and purposes of the foregoing resolutions, and the execution by such Authorized Person of any such instrument or document or the payment of any such fees and expenses or the engagement of such persons or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the ratification, approval and confirmation by the Company of the instruments or documents so executed, the fees and expenses so paid, the persons so engaged and the actions so taken;

(h)	the Company is hereby authorized to pay all necessary and reasonable fees and expenses incurred in connection with the Registration and Offering, including without limitation registration and exchange fees and expenses, printing expenses, all fees and expenses of the Company’s auditors, attorneys and transfer agents and registrars; that each of the Authorized Person is hereby authorized, in the name and on behalf of the Company, to pay any and all such fees and expenses and to make such other payments as any of them shall determine to be appropriate in connection with the Registration and Offering, such payment to be conclusive evidence of the appropriateness thereof; and that to the extent any such payments have been made to date, including fees of the Company’s transfer agent, such payments are ratified, approved and confirmed in all respects;

(i)	if any party to the agreements or transactions contemplated by these resolutions shall require certain specific resolutions to be adopted by the Board to evidence or to facilitate the transactions contemplated by these resolutions, the Authorized Persons are, and each of them hereby is, authorized and directed, for, and in the name and on behalf of, the Company, to prepare and certify the appropriate form of resolutions so required, and such resolutions shall thereupon be deemed to have been adopted, to the same extent as if presented to and adopted by the Board in these resolutions, provided that a copy of any such resolutions shall be affixed to these resolutions by such Authorized Person;

(j)	with respect to the Registration Statement, the Authorized Persons be, and each of them hereby is, authorized, in the name and on behalf of the Company, to:

i.	file one or more amendments (including post-effective amendments) to the Registration Statement and/or prospectuses and supplements to the prospectuses pursuant to the rules and regulations promulgated under the Act (the Rules and Regulations);

ii.	withdraw the Registration Statement or any amendment or exhibit thereto;

iii.	incur and pay such expenses as are deemed necessary, appropriate or desirable, in their discretion;

iv	consent to the entry of an order waiving notice and hearing under Section 8(b) of the Act, such order to be entered without prejudice to the Company’s right thereafter to have the order vacated upon a showing to the SEC that the Registration Statement, as amended, is no longer incomplete or inaccurate on its face in any material respect;

v.	prepare and file a request for the acceleration of the effective date of the Registration Statement; and

vi.	do such other acts or things and execute such other documents and instruments as they or any of them deem necessary, appropriate or desirable to cause the Registration Statement to comply with and be declared effective under the Rules and Regulations; and

(k)	subject to the Company’s shareholders approving the creation of a new class of Preferred Shares and adopting the amended and restated memorandum and articles of association to reflect the Preferred Shares, and the Board fixing the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, the issuance of the Preferred Shares in one or more series pursuant to the Offering be and is hereby approved.

1	UNDERWRITING AGREEMENT

1.1	IT IS NOTED, that in connection with the offering of the Securities, the Company may engage with one or more firms as underwriters and enter into one or more underwriting agreements with the underwriters (the Underwriting Agreements).

1.2	Accordingly, it is unanimously resolved that:

(a)	the issuance from time to time of up to US$200,000,000 of the Securities, including the Class A Ordinary Shares and the Class A Ordinary Shares to be issued upon the conversion or exercise of the Securities, be and is hereby authorized and approved;

(b)	the form, terms and provisions of the Underwriting Agreements, substantially in the form attached an exhibit in the Registration Statement, and all of the transactions contemplated by the Underwriting Agreements, be, and hereby are, authorized, approved and adopted in all respects and that Authorized Persons, or each of them, is hereby authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver the Underwriting Agreements in substantially similar form to the form attached hereto, with such changes thereto as such Authorized Person shall deem necessary or advisable, the signature of such Authorized Person of the Company thereon to be conclusive evidence of the approval of such changes, and to perform the transactions contemplated thereby in accordance with such document’s terms;

(c)	the Company be, and hereby is, authorized to offer, issue and sell the Securities pursuant to the Underwriting Agreements, at such price per share, terms and conditions as may be approved by the Board, and in no event to exceed the amount of the Class A Ordinary Shares registered and remaining available for issuance under the Registration Statement (as such amount may be increased by filing a post-effective amendment to the 462(b) Registration Statement, as permitted by applicable securities laws);

(d)	the allotment and reservation for issuance of a sufficient number of the Class A Ordinary Shares to allow the Company to effect the issuance of Securities, each to be issued for consideration of not less than the price provided by any transaction documents, all upon the terms and conditions set out in the prospectus supplement in respect of the issuance of Securities under the Registration Statement and any Underwriting Agreements (if applicable), is hereby authorized and approved;

(e)	upon receipt from the underwriters or their respective representatives or from other purchasers of the aggregate purchase price for the Securities in full payment of the subscription price of such Securities, the Securities shall be issued as fully paid and nonassessable Class A Ordinary Shares, and the transfer agent for the Class A Ordinary Shares be, and it is hereby, authorized and directed, for and on behalf of the Company, to countersign, register and issue a certificate or certificates representing such Class A Ordinary Shares, such certificate or certificates to be issued and delivered to the purchaser(s) and registered in the names of the purchaser(s) or their nominees as they or the underwriters may otherwise direct or, alternatively, to issue such shares electronically by crediting the account(s) of the purchaser(s) using the DWAC system of The Depository Trust and Clearing Corporation;

(f)	the engagement with any underwriters in connection with the issuance of the Securities is hereby approved and authorised; and

(g)	in connection with the issuance of any Securities, each of the Authorized Persons be and hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take any and all such actions as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection with the transactions contemplated by these resolutions.

2	WARRANT AGREEMENTS

2.1	It is unanimously resolved that:

(a)	the issuance of the Warrants be and is hereby authorized and approved;

(b)	any issuance of the Class A Ordinary Shares by the Company pursuant to the terms of any Warrants (upon the exercise of the Warrants) be and is hereby authorized and approved;

(c)	the form, terms and provisions of the Warrant Agreements (as defined below), substantially in the form attached an exhibit in the Registration Statement, and all of the transactions contemplated by the Warrant Agreements, be, and hereby are, authorized, approved and adopted in all respects and that the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to: (i) negotiate and, following the approval by the Board or a committee of the Board with appropriate delegated authority, execute and deliver Warrants, any Warrant agreements, and any Warrant certificates (collectively, Warrant Agreements), and such amendments thereto and warrant certificates as they shall deem necessary, advisable or appropriate, to provide for the issuance of Warrants; (ii) perform all of the agreements and obligations of the Company under such Warrant Agreements, as the same may be from time to time amended; (iii) consummate the transactions contemplated by such Warrant Agreements; and (iv) take such other actions and execute and deliver such other documents or instruments as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection therewith;

(d)	the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to designate and appoint warrant agents pursuant to any Warrant Agreement (the Warrant Agents), and to designate, and appoint if so designated, such Warrant Agents or such other parties as registrar, conversion agent and/or transfer agent thereunder; and

(e)	in connection with the issuance of any Warrants, each of the Authorized Persons be and hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take any and all such actions as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection with the transactions contemplated by these resolutions.

3	RIGHTS AGENT AGREEMENT

3.1	It is unanimously resolved that:

(a)	the issuance of the Rights be and is hereby authorized and approved;

(b)	any issuance of the Class A Ordinary Shares and other Securities by the Company pursuant to the terms of any Rights Agreements (as defined below) upon the exercise of the Rights be and is hereby authorized and approved;

(c)	the form, terms and provisions of the Rights Agreements, substantially in the form attached an exhibit in the Registration Statement, and all of the transactions contemplated by the Rights Agreement, be, and hereby are, authorized, approved and adopted in all respects and that the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to: (i) negotiate and, following the approval by the Board or a committee of the Board with appropriate delegated authority, execute and deliver Rights, any standby underwriting agreements, any rights agent agreements and any right certificates (collectively, Rights Agreements), and such amendments thereto and warrant certificates as they shall deem necessary, advisable or appropriate, to provide for the issuance of Rights; (ii) perform all of the agreements and obligations of the Company under such Rights Agreements, as the same may be from time to time amended; (iii) consummate the transactions contemplated by such Rights Agreements; and (iv) take such other actions and execute and deliver such other documents or instruments as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection therewith;

(d)	the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to designate and appoint underwriter(s) and rights agent(s) pursuant to any Rights Agreement (the Underwriters and Rights Agents), and to designate, and appoint if so designated, such Underwriters and Rights Agents or such other parties as registrar, conversion agent and/or transfer agent thereunder; and

(e)	in connection with the issuance of any Rights, each of the Authorized Persons be and hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take any and all such actions as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection with the transactions contemplated by these resolutions.

4	UNIT AGREEMENT

4.1	It is unanimously resolved that:

(a)	the issuance of the Units be and is hereby authorized and approved;

(b)	any issuance of the Class A Ordinary Shares and other Securities by the Company pursuant to the terms of any Unit Agreements (as defined below and as applicable) be and is hereby authorized and approved;

(c)	the form, terms and provisions of the Unit Agreements, substantially in the form attached as an exhibit in the Registration Statement, and all of the transactions contemplated by the Unit Agreements, be, and hereby are, authorized, approved and adopted in all respects and that the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to: (i) negotiate and, following the approval by the Board or a committee of the Board with appropriate delegated authority, execute and deliver Units, any unit agreements, and any unit certificates (collectively, the Unit Agreements), and such amendments thereto and warrant certificates as they shall deem necessary, advisable or appropriate, to provide for the issuance of Units; (ii) perform all of the agreements and obligations of the Company under such Unit Agreements, as the same may be from time to time amended; (iii) consummate the transactions contemplated by such Unit Agreements; and (iv) take such other actions and execute and deliver such other documents or instruments as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection therewith;

(d)	the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to designate and appoint such other parties as registrar, conversion agent and/or transfer agent in respect of the Units; and

(e)	in connection with the issuance of any Units, each of the Authorized Persons be and hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take any and all such actions as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection with the transactions contemplated by these resolutions.

5	INDENTURE

It is unanimously resolved that:

(a)	the Company is solvent and that entering into the Indenture (as defined below) by the Company would not render the Company unbale to pay its debts as they fall due;

(b)	the issuance of any Debt Securities and the form of the Debt Security as exhibited in the Registration Statement (subject to such amendments and additions thereto by the Authorized Persons) be and are hereby authorized and approved;

(c)	the transactions contemplated by the Indenture and the terms of the Indenture as exhibited in the Registration Statement (subject to such amendments and additions thereto by the Authorized Persons) be and are hereby authorized and approved;

(d)	any issuance of the Class A Ordinary Shares issued by the Company pursuant to the terms of any Debt Securities (whether by way of conversion or not) be and is hereby authorized and approved;

(e)	the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to (i) negotiate and, following the approval by the Board or a committee of the Board with appropriate delegated authority, execute and deliver any indenture (the Indenture), and such amendments thereto as they shall deem necessary, advisable or appropriate, to provide for the issuance of notes, bonds, debentures or other debt securities thereunder (the Debt Securities); (ii) perform all of the agreements and obligations of the Company under such Indenture, as the same may be from time to time amended; (iii) consummate the transactions contemplated by such Indenture; and (iv) take such other actions and execute and deliver such other documents or instruments as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection therewith;

(f)	the Authorized Persons be and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to designate and appoint a trustee or trustees under the Indenture (each, a Trustee), and to designate, and appoint if so designated, such Trustee or other party as paying agent, registrar and/or transfer agent thereunder;

(g)	in connection with the offering of any Debt Securities, the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take any and all such actions and to execute and deliver any and all such documents or instruments as any such Authorized Person, upon the advice of counsel, deems necessary, advisable or appropriate to qualify the Indenture under the Trust Indenture Act of 1939, as amended, and to take any and all further actions as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection with the transactions contemplated by these resolutions; and

(h)	in connection with any offering of Securities in the form of Debt Securities as exhibited, each of the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take any and all such actions as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection with the transactions contemplated by these resolutions.;

6	DEPOSIT AGREEMENT

6.1	It is unanimously resolved that:

(a)	the issuance of the Depositary Shares be and is hereby authorized and approved;

(b)	any issuance of the Depositary Shares by the Company pursuant to the terms of any Deposit Agreements (as defined below and as applicable) be and is hereby authorized and approved;

(c)	the form, terms and provisions of the Deposit Agreements, substantially in the form attached as an exhibit in the Registration Statement, and all of the transactions contemplated by the Deposit Agreements, be, and hereby are, authorized, approved and adopted in all respects and that the Authorized Persons be, and each of them hereby is, authorized, empowered and directed. in the name and on behalf of the Company, to (i) negotiate and, following the approval by the Board or a committee of the Board with appropriate delegated authority, execute and deliver the Depositary Shares, the Deposit Agreements and any receipts for Depositary Shares (collectively, the Deposit Agreements), and such amendments thereto and warrant certificates as they shall deem necessary, advisable or appropriate, to provide for the issuance of Depositary Shares; (ii) perform all of the agreements and obligations of the Company under such Deposit Agreements, as the same may be from time to time amended; (iii) consummate the transactions contemplated by such Deposit Agreements; and (iv) take such other actions and execute and deliver such other documents or instruments as any such Authorized Persons, upon the advice of counsel, deem necessary. advisable or appropriate in connection therewith;

(d)	the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to designate and appoint such other parties as registrar, conversion agent and/or transfer agent in respect of the Units; and

(e)	in connection with the issuance of any Depositary Shares, each of the Authorized Persons be and hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take any and all such actions as any such Authorized Persons, upon the advice of counsel, deem necessary, advisable or appropriate in connection with the transactions contemplated by these resolutions.

7	NASDAQ CAPITAL MARKET

It is unanimously resolved that the Authorized Persons be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to list on the Nasdaq Capital Market, or any other exchange that the Class A Ordinary Shares may in the future be transferred to, any of the Securities offered pursuant to the Registration Statement, with full power and authority to prepare, execute and cause to be filed any and all certificates, letters, applications, notifications and other documents in connection therewith, and to take any and all actions that counsel to the Company shall advise or that such Authorized Persons shall deem necessary, advisable or appropriate.

8	AGENT FOR SERVICE OF PROCESS

It is unanimously resolved that the Authorized Persons be, and each of them, acting singly, is, hereby authorised, and directed to select and appoint Cogency Global Inc., in the name and on behalf of the Company, agent for service of process in the United States for the Company in connection with the offering of the Securities, with the powers conferred by the Securities Act and the rules and regulations promulgated thereunder, and name such agent in the Registration Statements in such capacity.

9	AUTHORISED U.S. REPRESENTATIVE

It is unanimously resolved that the Authorized Persons be, and each of them, acting singly, is, hereby authorised, and directed to select and appoint Cogency Global Inc., in the name and on behalf of the Company, the Company’s authorised representative in the United States under the Registration Statements, and name such representative in the Registration Statements in such capacity.

10	BLUE SKY MATTERS

It is unanimously resolved that:

(a)	any Authorized Person be authorised to take any and all action which such Authorized Person may deem necessary or advisable in order to effect registration or qualification (or exemption therefrom) of the Securities, for issuance, offer, sale or trade under the blue sky or other securities laws of any of the states of the United States or territory or possession thereof and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, agreements, consents to service of process, appointments of attorneys to receive service of process, and other instruments and documents which may be required under such laws, and to take any and all further action which such Authorized Person may deem necessary or advisable in order to maintain any such registration or qualification of the Securities, for as long as they deem necessary, advisable or appropriate or as required by law; and

(b)	there be adopted the form of any and all resolutions required by any state authority to authorities to be filed in connection with such instruments and documents if, in the opinion of any Authorized Person executing the same, the adoption of such resolutions is necessary or advisable; any Authorized Person be directed to attach to this consent copies of such resolutions, which resolutions shall be deemed to have been adopted by the Directors and incorporated as a part of these resolution, with the same force and effect as if included herein; and any Authorized Person is empowered and authorised to certify to any such Untied States state or other jurisdiction any such form of resolution has been adopted.

11	FINRA MATTERS

It is unanimously resolved that any Authorized Person be authorised to take any and all action and to provide such information (either directly or through the underwriters) that may be necessary to obtain the approval of the terms of the underwriting by the United States Financial Industry Regulatory Authority, Inc. (the FINRA) and such other matters, which, in the opinion of such Authorized Person, may require the approval of the FINRA.

12	RETENTION OF ADVISORS

It is unanimously resolved that Authorized Persons be, and each of them, acting singly, is, hereby authorised, empowered and directed, for and on behalf of the Company, to retain any legal counsel, accounting firm, investment banking firm or other consultants, advisers and agents, as such Authorized Person(s) may deem necessary, desirable or advisable, to perform such services or render such opinions as may be necessary, desirable or advisable in connection with the transaction contemplated hereby, and to enter into contracts providing for the retention, compensation, reimbursement and indemnification of such legal counsel, accounting firm, investment banking firm or such other consultants, advisers and agents as such Authorized Person(s) may deem necessary, desirable or advisable.

13	EXPENSES

It is unanimously resolved that Authorized Persons be, and each of them, acting singly, is, hereby authorised, and directed, in the name of and on behalf of the Company, to pay the expenses incurred by or on behalf of the Company in connection with the offering of the Securities, including the registration fee with the Commission, the FINRA filing fee, blue sky qualification fees and expenses, printing expenses, legal fees and expenses, accounting fees and expenses, and other miscellaneous expenses.

2	General Authorisation

2.1	IT IS RESOLVED THAT, in connection with or to carry out the actions contemplated by the foregoing resolutions, any Director, officer of the Company (Officer) or (if applicable) any attorney or duly authorised signatory of the Company (any such person being an “Attorney” or “Authorised Signatory” respectively) be, and such other persons as are authorised by any of them be, and each hereby is, authorised, in the name and on behalf of the Company, to do such further acts and things as any Director or officer or such duly authorised other person shall deem necessary or appropriate, including to do and perform (or cause to be done and performed), in the name and on behalf of the Company, all such acts and to sign, make, execute, deliver, issue or file (or cause to be signed, made. executed, delivered, issued or filed) with any person including any governmental authority or agency, all such agreements, documents, instruments, certificates, consents or waivers and all amendments to any such agreements, documents, instruments, certificates, consents or waivers and to pay, or cause to be paid, all such payments, as any of them may deem necessary or advisable in order to carry out the intent of the foregoing resolutions, the authority for the doing of any such acts and things and the signing, making, execution, delivery, issue and filing of such of the foregoing to be conclusively evidenced thereby.

3	Ratification of prior actions

3.1	IT IS RESOLVED THAT any and all actions of the Company, or of any Director or Officer or any Attorney or Authorised Signatory, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and are hereby ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval and approved by, the Directors prior to such action being taken.

These written resolutions of the Directors may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

/s/ Jianfei Zhang	/s/ Pengfei Zhang
Jianfei Zhang	Pengfei Zhang

Director	Director

/s/ Richard Wee Yong Seow	/s/ Swee Leng Seng
Richard Wee Yong Seow	Swee Leng Seng

Independent Director	Independent Director

/s/ Bin Wu
Bin Wu

Independent Director

Appendix 1

Registration Statement